                                   AGREEMENT
                                   ---------


     THIS AGREEMENT made this 10th day of March 1995 by and between LYDALL, INC. and its subsidiaries (the "Company") and Raymond J. Lanzi (the "Executive").

                             W I T N E S S E T H :

Recitals.
- ---------

     Executive is employed by the Company as a Division President. The Company and Executive have agreed that if Executive should cease to be Division President under the circumstances set forth in this Agreement his employment will be continued in another capacity for a specified period;

     NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth below, agree as follows:

     1.  Executive to Serve as Division President.  The Executive shall continue
         -----------------------------------------
to act as Division President, subject to the direction of its Chairman, President and Chief Executive Officer.

     2.  Definitions.  The phrase "Change of Control," as used in this
         ------------
Agreement, shall mean i) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets if and when incident thereto (a) the composition of the Board of Directors of the Company (the "Board") or its successor changes so that a majority of the Board is not comprised of individuals who were members of the board immediately prior to such merger, consolidation or purchase of assets or (b) the stockholders of the Company acquire a right to

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

receive, in exchange for or upon surrender a majority of their stock, cash or other securities or a combination of the two; and/or ii) the acquisition by a person (as that term is hereafter defined) of the voting rights with respect to 25 percent or more of the outstanding Common Stock of the Company if such person was not an officer of director of the Company on the date of this Agreement; and/or iii) the election or appointment to the Board of any director or directors whose appointment or election or nomination for election was not approved by a vote of at least a majority of the directors then still in office who were either directors on the date hereof or whose election, appointment or nomination for election was previously so approved.

     The word "person," as used in the preceding sentence, shall mean an individual, corporation, trust, or other legal or commercial entity and include two or more persons acting as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

     The word "cause", as used in this Agreement, shall mean (i) conviction of a crime involving moral turpitude, or (ii) material and unexcused breach by Executive of his obligations under this Agreement, which results in material harm to the Company and which is not cured within the period set forth below; provided, however, that a termination shall not be for "cause" hereunder unless,
- ------------------
such conviction or breach is detailed in a written notice of intent to terminate by the Board, providing for

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

sixty (60) days from receipt by Executive to cure the breach prior to termination of Executive; except that such notice would not be required if, in the Chairman, President and Chief Executive Officer's discretion, the Company would be immediately harmed.

     The phrase "Fringe Benefits," as used in this Agreement, shall mean the benefits listed on Exhibit A hereto.

     3.  Termination After Change of Control.  If a Change of Control occurs
         -----------------------------------
after the date of this Agreement and subsequent to such Change of Control (a) Executive shall resign as a Division President of the Company within one year from the time such Change of Control occurs or (b) another shall be appointed or elected Division President by the Company in place of Executive at any time prior to November 1, 2003, Executive's normal retirement date (such resignation or replacement of Executive being hereinafter referred to as a "Termination"), Executive shall continue to be an employee of the Company and be compensated and receive benefits in accordance with this Agreement; provided, however, that if Executive's resignation shall be requested by the Company for cause or Executive is replaced for cause, such resignation or replacement shall not be deemed a Termination for the purpose of this Agreement and shall not entitle Executive to continue to be an employee of the Company and be compensated and receive the benefits provided for in this Agreement.

     4.  Termination Prior to Change of Control.  If prior to a Change of
         ---------------------------------------
Control (a) the Executive shall resign as Division President of the Company at the request of the Company or because

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

the duties and responsibilities of the Division President have been significantly modified by the Company without his consent or (b) another is appointed Division President in place of the Executive (such resignation or replacement of the Executive being hereinafter referred to a "Termination"), the Executive shall continue to be an employee of the Company and be compensated and receive benefits in accordance with this Agreement; provided, however, that if Executive's resignation shall be requested by the Company for Cause or if Executive is replaced for Cause, such resignation or replacement shall not be deemed a Termination for the purpose of this Agreement and shall not entitle Executive to continue to be an employee of the Company and be compensated and receive the benefits provided for in this Agreement.

     5.  Termination for Cause  If Executive's employment is terminated for
         ---------------------
cause prior to the beginning of the Employment Period, (either prior or subsequent to a Change of Control), earned but unpaid Base Salary will be paid on a prorated basis for the year in which the termination occurs, plus accrued vacation benefits, but all other Company obligations shall cease as of the date of termination for cause, unless otherwise provided in separate agreements.

     6.  Employment Period.  In the event of a Termination pursuant to paragraph
         -----------------
3b above, Executive shall continue to be an employee of the Company for a period of two years from the date of such Termination, and in the event of a Termination pursuant to either Paragraph 3a or Paragraph 4 above, Executive shall continue to be an employee of the Company for a period of one year from the date of such Termination, such two year period or one year period, as the case may be, being hereinafter referred to as the "Employment Period"; provided, however, that (a) Executive may end the Employment Period at any time in his absolute discretion and the Employment Period may be ended by the Company at any time for cause, (b) the Employment Period shall not extend beyond November 1, 2003, Executive's normal retirement date, and (c) the Employment Period shall terminate if and when the Executive becomes employed on substantially a full time basis by another entity or as a partner or sole proprietor and with Executive's full recognition of his responsibilities under Paragraph 11 below (but such termination of the Employment Period under clause (a), (b) or (c) above shall not preclude the Executive from being paid for his obligation not to compete as provided in Paragraphs 11 and 12 below).

     7.  Title and Duties.  During the Employment Period, the Executive shall
         ----------------
perform such duties and undertake such responsibilities as are assigned to him from time to time by the Chairman, President and Chief Executive Officer; provided, however, that such duties and responsibilities shall be commensurate with his status as a senior executive of the Company and bear a reasonable relationship to the business of the Company.

     8.  Compensation.  The Company shall pay to Executive during the Employment
         ------------
Period an annual salary (the "Annual Salary") equal to one-third (1/3rd) of the aggregate of the base salary and bonuses paid to him during the period commencing three (3) years prior to the date of Termination and ending on the date of Termination. Payment shall be made twice monthly and be appropriately prorated during the first and last month of the Employment Period. In addition, during the Employment Period Executive shall receive (a) the same Fringe Benefits that he would have been entitled to receive if he had continued to be Division President during such period, (b) reimbursement for reasonable expenses incurred by him in the performance of his duties and (c) the use of an automobile on substantially the same basis as prior to his termination. If the Employment Period shall end, pursuant to Paragraph 6 above, prior to the end of the two year term provided for in Paragraph 3b above or the one year term provided for in Paragraph 3a or Paragraph 4 above, as the case may be, the Annual Salary (but, except to the extent provided in Paragraph 10 below, not fringe benefits and perquisites) shall continue to be payable until the end of the non-compete period provided for in Paragraph 11 below and shall be deemed payment for Executive's obligation not to compete as provided in said Paragraph 11, and such Annual Salary for the remainder of the non-compete period shall be paid to the Executive in a lump sum cash payment within ten days after the end of the Employment Period.

     9.  Tax Gross-up.  Anything in this Agreement to the contrary
         -------------
notwithstanding, in the event it shall be determined that any payment or distribution made, or benefit provided, by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9 (a 'Payment') would be subject to the excise tax imposed by Section

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

4999 of the Internal Revenue Code of 1986, as amended and then in effect (the 'Code') (or any similar excise tax) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the ('Excise Tax'), then the Executive shall be entitled to receive an additional payment (a 'Gross-Up Payment') in an amount such that after payment by the Executive of all Federal, state, local or other taxes (including any interest or penalties imposed with respect to any such taxes), including, without limitation, any such income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. An Executive may receive Gross-Up Payments under this Section 9 whether or not the Executive actually receives other payments or benefits under the Agreement.

     (i) Subject to the provisions of paragraph (ii) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Coopers & Lybrand (the "Accounting Firm') which shall provide detailed supporting calculations both to the Company and the Executive within 20 calendar days of the receipt of written notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of Control, the Executive shall have the right by written notice to the Company to appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and shall be paid by the Company upon demand of the Executive as incurred or billed by the Accounting Firm. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with an unqualified written opinion in form and substance satisfactory to the Executive that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ('Underpayment'), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies described in paragraph (ii) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid by the Company to or for the benefit of the Executive within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm in connection with any Gross-Up Payment or Underpayment shall be final and binding upon the Company and the Executive.

     (ii) The Executive shall notify the Company in writing of any claim asserted in writing by the Internal Revenue Service to the Executive that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 60 days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall at the Company's expense:

     a. give the Company any information reasonably requested by the Company relating to such claim.

     b. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company.

     c. cooperate with the Company in good faith in order effectively to contest such claim, and

     d. permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly as incurred all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or any Federal, state, local or other income or other tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or Federal, state, local or other income or other tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the status of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (iii) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (ii) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph (ii) of this Section 9 promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto) upon receipt thereof. If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (ii) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

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

     10. Medical Insurance Coverage. Executive and his beneficiaries shall
         ---------------------------
continue to participate in all life, health, disability and other welfare plans or programs existing at the time of a Change of Control in which they were participating at such time (or substantially similar plans or programs), to the extent that such continued participation is possible under the general terms and conditions of such plans and programs throughout the Employment Period.

     Company and Executive will continue to pay the same relative portion of the cost of each such plan or program as each were paying at the time of the Change of Control. Further, in the event that Executive's or his beneficiaries' continued participation in any group plan or program is not permitted, then in lieu thereof, Company shall acquire individual insurance policies providing substantially similar coverage for Executive and his beneficiaries, and Company and Executive will pay the same relative portion of the cost of such comparable coverage plans or programs or in the event that Company cannot acquire individual insurance policies providing substantially similiar coverage, the Company will self-insure the Executive, and the Executive in the case of self insurance will pay the COBRA rate then applicable to the Company's group plan. For purposes of COBRA, a qualifying event is not deemed to occur until the Employment Period, as defined in paragraph 6, has expired.

     11. Non-Compete.  During the Employment Period Executive will not compete
         ------------
directly or indirectly with the Company or be directly or indirectly interested in any business competing with the business being conducted by the Company. Ownership of less than 1 percent of the issued and outstanding capital stock of any corporation the stock of which is listed upon a national exchange or regularly quoted by the National Association of Security Dealers Automated Quotation (NASDAQ) shall not be deemed to create a material conflict of interest as contemplated hereunder. For the purpose of this Paragraph 11, the Employment Period shall be deemed to extend two years from Termination if such Termination occurred pursuant to Paragraph 3b above or one year from Termination if such Termination occurred pursuant to Paragraph 3a or Paragraph 4 above, notwithstanding any prior ending of the Employment Period pursuant to Paragraph 6 above.

     12. Trade Secrets.  Executive shall regard and preserve as confidential
         --------------
and not use, communicate or disclose to any person, orally, in writing or by a publication, any secret or confidential information of the Company, regardless of where or when or how acquired by the Company, or of others which the Company is obligated to maintain in confidence. This obligation shall exist during the Employment Period and after the termination of the Employment Period until such information becomes a matter of public knowledge through no act of Executive. At the termination of employment by the Company, Executive agrees to return to employer all documents, writings, drawings and other property of the Company within his custody and control.

     13. Indemnification.  The parties agree to execute a separate
         ---------------
Indemnification Agreement in the form attached as Exhibit B.

     14. Arbitration.  The Company and Executive undertake to execute this
         ------------
Agreement in good faith. Any controversy or claim arising out of or relating to this Agreement other benefit plans or arrangements with the Company or breach of this Agreement, shall receive prompt attention by the other party and both parties agree to make good faith efforts to resolve any controversy or claim in an amicable way.

     If the Company and Executive fail to settle the controversy or claim in an amicable way, they agree to submit the matter to be settled by arbitration in accordance with the Arbitration Rules of the American Arbitration Association. This Agreement, its execution, interpretation and performance shall be governed by the laws of the state of Connecticut of the United States of America. The arbitration will be held in Hartford, Connecticut, or such other place as may be agreed at the time by the parties. The award of this arbitration shall be final and binding both for the Company and Executive and may be entered in any court with jurisdiction.

     15. Litigation Expenses.  In the event of any action, suit, proceeding,
         -------------------
arbitration or claim between or by or against the Company and/or the Executive with respect to this Agreement, other benefit plans or arrangements between the parties, and the assertion or enforcement of his rights hereunder, the Company shall promptly pay or reimburse the Executive upon such Executive's written demand therefor, for eighty (80) percent of his costs and expenses (including costs and fees of witnesses, evidence and attorney fees and expenses) relating to or arising out of (directly or indirectly) such action, suit, proceeding, arbitration or claim, on a monthly basis, as such costs and expenses are incurred in investigating, prosecuting, defending or preparing to prosecute or defend, regardless of the outcome thereof. In no event shall the Executive be required to reimburse the Company for any of the costs and expenses relating to any such action, suit, proceeding, arbitration or claim. The obligation of the Company under this Section 15 shall survive the termination for any reason of this Agreement. This Section 15 cannot be amended or modified to affect the rights of the Executive without the prior written consent of such Executive which specifically refers to this Section 15.

     16. Rabbi Trust. Within sixty (60) days of the date of this Agreement, the
         ------------
Company shall enter into a trust agreement (the "Trust Agreement") with a third party institutional trustee, substantially in the form set forth in Rev. Proc. 92-64, 1992-2 C.B. 422, to assist it in meeting its obligations to the Executive under the Company's Supplemental Executive Retirement Plan (the "SERP"). The trust established pursuant to the Trust Agreement (the "Trust") shall be irrevocable. The Trust Agreement shall provide that upon a Change of Control the Company shall, no later than 30 days following the Change of Control, make an irrevocable contribution of cash or cash equivalents to the Trust in an amount sufficient to pay each SERP participant or beneficiary the benefits to which they would be entitled pursuant to the terms of the SERP, and within 30 days following the end of each calendar year ending after the Change of Control the Company shall irrevocably contribute any additional cash to the Trust necessary for the Trustee to pay each SERP participant or beneficiary the benefits payable pursuant to the terms of the SERP as of the close of the year. The Trust Agreement shall also provide (i) that all income received by the Trust shall be accumulated and reinvested, (ii) that the Company will be responsible for the payment of all fees and expenses related to the Trust, (iii) that after a Change of Control the Trustee may not be removed by the Company, and (iv) that, if the Trustee shall resign, any successor Trustee must be an independent institutional entity, such as a bank trust department or other party that has been granted corporate trustee powers under state law. The Trust Agreement shall also provide that the provisions of the Trust described in this Paragraph 16 may not be amended after a Change of Control.

     17. Entire Agreement.  This Agreement embodies the whole understanding
         -----------------
between the parties hereto with respect to the subject matter hereof and supersedes all earlier agreements. There are no inducements, promises, terms, conditions or obligations made or entered into by either party other than as contained herein.

     18. Modification.  This Agreement may not be changed orally, but only be
         ------------
means of an agreement in writing signed by the parties hereto.

     19. Waiver.  The waiver by any party of a breach of any provision of this
         -------
Agreement shall not operate as, or be construed as, a waiver of any subsequent breach.

     20. Applicable Law.  This Agreement shall be governed and construed in
         ---------------
accordance with the laws of the State of Connecticut, without reference to principles of conflict of laws.

     21. Successors This Agreement is personal to the Executive and without the
         ----------
prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.


    IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.



LYDALL, INC.


By__________________________                 _______________________
 Roger M. Widmann, Chairman,                 Raymond J. Lanzi
 Compensation and Stock Option               Division President
 Committee


By____________________________
 Leonard R. Jaskol
 Chairman, President and CEO

                          EXHIBIT A - FRINGE BENEFITS
                          ---------------------------


1.  Medical Benefits

    a. Lydall, Inc. Health Care Payment Plan for Salaried Employees (includes dental benefits)

    b.    Lydall, Inc. Health Care Expense Plan

    c.    Lydall, Inc. Health Care Spending Reimbursement Plan

2.  Disability Benefits

    a.    Lydall, Inc. Short Term Disability Plan

    b.    Lydall, Inc. Executive Group Long Term Disability Plan

3.  Life Insurance

    a.    Executive Life Insurance Plan

    b.    Accidental Death and Dismemberment Plan

    c.    Family Assistance Program

    d.    Business Travel Accident Plan


4.  Retirement Plans

    a.    Lydall, Inc. Pension Plan No. 1A

    b.    Lydall, Inc. Profit Sharing Plan No. 1

    c.    Lydall, Inc. 401(k) Plan

    d.    Lydall, Inc. Supplemental Executive Retirement Plan

5.  Stock Plans

    a.    Lydall, Inc. Employee Stock Purchase Plan

    b.    Lydall, Inc. 1992 Stock Incentive Compensation Plan

    c.    Lydall, Inc. 1982 Stock Incentive Compensation Plan

6.  Other

    a.    Holidays, vacations

    b.    Lydall, Inc. Dependent Care Assistance Plan